UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): April 28, 2026

OppFi Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 212-8079
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 28, 2026, OppFi Inc., a Delaware corporation (“OppFi”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BNCCORP, Inc., a Delaware corporation (“BNCC”), and Birch Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of OppFi (“Merger Sub”). Pursuant to the Merger Agreement, BNCC will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of OppFi (the “Merger”). Immediately following the Merger, an interim bank and wholly owned subsidiary of OppFi to be formed following the date hereof will merge with and into BNC National Bank, a wholly owned subsidiary of BNCC (“BNC”), with BNC (to be renamed OppFi Bank, N.A.) surviving as a wholly owned subsidiary of OppFi (the “Bank Merger” and together with the Merger, the “Transaction”). Following the closing of the Transaction, OppFi intends to contribute substantially all of its assets, liabilities and operations into BNC. The Merger Agreement was unanimously approved by the boards of directors of each of OppFi and BNCC.

At the effective time of the Merger (the “Effective Time”), each outstanding share of BNCC common stock (other than certain excluded shares) will be converted into the right to receive (i) $19.375 in cash and (ii) a number of shares of Class A common stock of OppFi, par value $0.0001 (“Class A Common Stock”), equal to an exchange ratio of 1.90 shares of Class A Common Stock for each BNCC share (collectively, the “Merger Consideration”). Based on the closing price of Class A Common Stock on April 28, 2026, the Transaction is valued at approximately $130.7 million. Following the closing of the Transaction, existing OppFi stockholders are expected to own approximately 93% of the combined company and former BNCC stockholders are expected to own approximately 7% of the combined company.

The consummation of the Transaction is subject to customary closing conditions, including (among other things) (i) approval by BNCC stockholders, (ii) receipt of required regulatory approvals from the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System (or a Federal Reserve Bank acting under the appropriately delegated authority) without the imposition of a Burdensome Condition (as defined below), (iii) BNCC’s satisfaction of certain regulatory capital requirements, including BNC and BNCC being “well capitalized” pursuant to applicable law, having a common equity tier 1 capital ratio of no less than 12% and having a minimum tangible common equity not less than $111,952,000; (iv) each of OppFi and BNCC receiving a written opinion from its legal counsel that the Transaction will constitute a tax free “reorganization” under Section 368(a) of the Internal Revenue Code and (v) effectiveness of a registration statement on Form S-4 relating to the issuance of the Class A Common Stock. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, subject to customary bring-down materiality standards; and (ii) performance in all material respects by the other party of its obligations under the Merger Agreement. The closing is expected to occur in the fourth quarter of 2026 subject to the satisfaction or waiver of these conditions.

The Merger Agreement contains customary covenants, including generally (among other things) (i) BNCC’s obligation to conduct its business in the ordinary course pending closing, (ii) BNCC’s obligation to call a meeting of its stockholders for purposes of obtaining approval of the Merger Agreement and the transactions contemplated thereby and to recommend that its stockholders approve the same, (iii) restrictions on BNCC’s solicitation of alternative acquisition proposals (subject to customary carve-outs for fiduciary obligations), and (iv) cooperation by both parties to obtain regulatory approvals and to prepare a proxy statement for BNCC and the required filings with the U.S. Securities and Exchange Commission (the “SEC”), the registration statement on Form S-4 in respect of the Class A Common Stock to be issued as Merger Consideration.

Each of the parties has agreed to use its reasonable best efforts to obtain (and to cooperate with the other party to obtain) any permit or regulatory approval by any governmental authority and any other third party that is required to be obtained in connection with, or to effect, the Transaction. Notwithstanding such general obligation to obtain such approval of any governmental authority, OppFi and its subsidiaries are not required, and BNCC and its subsidiaries are not permitted (without OppFi’s prior written consent in its sole discretion), to take any action, or commit to take any action, or to accept any restriction, commitment or condition, involving itself or its subsidiaries or affiliates, which would reasonably be expected to be burdensome to the business, operations, financial condition or results of operations of OppFi and its subsidiaries and affiliates, taken as a whole after giving effect to the Transaction (any such action, commitment, undertaking or restriction, a “Burdensome Condition”).

The Merger Agreement also contains certain termination rights for both parties, including generally (among other things) (i) failure to close by the first anniversary of the Effective Time (subject to limited rights to extend in certain regulatory circumstances), (ii) failure to obtain BNCC stockholder approval, (iii) breach of representations, warranties or covenants, and (iv) acceptance by BNCC of a superior proposal (subject to certain conditions). BNCC will be required to pay a termination fee equal to approximately 3.5% of the transaction value if the Merger Agreement is validly terminated due to BNCC’s acceptance of a superior proposal or in connection with certain other actions by BNCC in relation to the BNCC board of director’s recommendation to its stockholders in favor of adopting the Merger Agreement. OppFi will be required to pay a termination fee equal to approximately 1.5% of the transaction value if the Merger Agreement is validly terminated by BNCC due to failure to obtain regulatory approvals and in certain other cases relating to regulatory matters.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement (other than, in the case of certain covenants, third party beneficiaries expressly identified therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between OppFi and BNCC instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding OppFi or BNCC, their respective affiliates or their respective businesses.

The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding OppFi, BNCC, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 to be filed by OppFi under the Securities Act of 1933, as amended (the “Securities Act”), that will include a proxy statement of BNCC and a prospectus of OppFi, as well as in the Forms 10-K, Forms 10-Q and other filings that OppFi makes with the SEC.

Voting Agreements

In connection with the Merger Agreement, OppFi and BNCC entered into Voting and Restriction Agreements (the “Voting Agreements”) with certain stockholders of BNCC (each, a “Holder”). Pursuant to the Voting Agreements, each Holder agreed, among other things, to vote all shares of BNCC common stock beneficially owned by such Holder in favor of the approval of the Transaction and any other matters necessary to consummate the Transaction, and against any competing acquisition proposals or other such actions that could reasonably be expected to prevent or materially delay the consummation of the Transaction. Each Holder also granted an irrevocable proxy to BNCC to vote such shares in accordance with the Voting Agreement in the event the Holder fails to do so. The Holders control an aggregate of approximately 20% of the outstanding shares of BNCC common stock.

The Voting Agreements further provide that from the date of the Voting Agreement until the Termination Date (as defined below), subject to limited exceptions, each Holder will not transfer, pledge or otherwise dispose of any shares of BNCC common stock owned by such Holder prior to the consummation of the Merger. In addition, following the Effective Time, each Holder agreed to certain lock-up restrictions with respect to the shares of Class A Common Stock to be received in the Merger, pursuant to which the Holder (i) may not transfer any of such shares prior to the 180th day following the date on which the Effective Time occurs, (ii) may transfer up to 50% of such shares from and after the 180th day following the date on which the Effective Time occurs, (iii) may transfer up to 75% of such shares from and after the 270th day following the date on which the Effective Time occurs and (iv) may transfer up to 100% of such shares from and after the 365th day following the date on which the Effective Time occurs.

The Voting Agreements will terminate upon the earliest to occur of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the date on which the Merger Agreement is amended in a manner that adversely affects the Holder without its consent and (iii) the one-year anniversary of the closing of the Merger (the earliest of clauses (i), (ii) and (iii), the “Termination Date”).

The Voting Agreements also contain customary covenants of the Holders, including an agreement not to solicit or support alternative acquisition proposals consistent with the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Corporate Simplification

Prior to its entry into the Merger Agreement, on April 28, 2026, OppFi entered into a Corporate Simplification Agreement (the “CSA”) with Opportunity Financial, LLC (“OpCo”), OppFi Management Holdings, LLC (“Management Holdings”), OppFi Shares, LLC (“OFS”), the TRA Party Representative (as defined therein), and certain existing equityholders of OpCo (the “Exchanging Parties”) providing for a series of transactions designed to simplify OppFi’s corporate structure (the “Corporate Simplification”).

Pursuant to the CSA, the Exchanging Parties exchanged all of their issued and outstanding units of OpCo (the “OpCo Units”) for shares of Class A Common Stock on a one for one basis and OFS surrendered the shares of Class V common stock of OppFi (“Class V Common Stock”) it held associated with such exchanged units, each in accordance with the Third Amended and Restated Limited Liability Company Agreement of OpCo, dated July 20, 2021, following which, OppFi owned approximately 94.7% of OpCo. Immediately following such exchanges, in accordance with the Agreement and Plan of Merger, dated April 28, 2026 (the “OpCo Merger Agreement”), by and among OppFi, OpCo, Management Holdings, OFS and Oak Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of OppFi (“Oak Merger Sub”), Oak Merger Sub merged with and into OpCo, with OpCo surviving (the “OpCo Merger”). At the effective time of the OpCo Merger, each remaining OpCo Unit held by holders other than OppFi, constituting approximately 5.3% of the issued and outstanding OpCo Units, was canceled and converted into the right to receive one share of Class A Common Stock and all remaining shares of Class V Common Stock were surrendered to OppFi for no consideration. Immediately following the closing of the OpCo Merger, Management Holdings distributed the Class A Common Stock received in the OpCo Merger to its members in redemption of their interests in Management Holdings.

As a result of the Corporate Simplification, all OppFi stockholders now hold Class A Common Stock with identical economic and voting interests and OpCo is a direct, wholly owned subsidiary of OppFi.

In connection with the Corporate Simplification, the CSA provides for an amendment and termination of that certain Tax Receivables Agreement, dated July 20, 2021, by and among OppFi, OpCo and the other persons named therein (as amended, the “TRA”). The amendment to the TRA, among other things, provides for an aggregate early termination payment of $40.8 million, payable to the parties to the TRA (the “TRA Parties”) in accordance with the terms and upon the conditions of the TRA (the “Early Termination Payments”). Such Early Termination Payments will be made to the applicable TRA Parties in equal installments on May 8, 2026 and September 1, 2026, subject to acceleration with respect to any portions of the Early Termination Payments outstanding as of the closing of the Merger Agreement. Upon payment of the Early Termination Payments, the TRA will terminate in its entirety and all obligations of OppFi and OpCo thereunder will be extinguished. The CSA also provides for mutual releases among OppFi, OpCo and the TRA Parties with respect to the TRA, pursuant to which, among other things, the TRA Parties will release OppFi, OpCo and their affiliates from any further obligations under the TRA (other than the right to receive the Early Termination Payments) and OppFi and OpCo provide reciprocal releases to the TRA Parties.

The Company expects to recognize significant future tax benefits from the step-up in tax basis triggered by the Corporate Simplification, with no associated ongoing liability under the TRA beyond the Early Termination Payment.

The transactions contemplated by the CSA were approved by a special committee of independent directors of OppFi (the “Special Committee”) that was empowered to negotiate (or oversee the negotiation of) and to approve or reject such transactions. The Special Committee was advised by independent Delaware counsel and an independent financial advisor. The amendment to the TRA was approved by the requisite holders of rights under the TRA. The CSA contains customary representations, warranties and covenants of the parties thereto.

The foregoing descriptions of the CSA and OpCo Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the CSA, including the form of OpCo Merger Agreement filed as Exhibit A thereto, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 of this Current Report on Form 8-K regarding the termination of the TRA is incorporated in this Item 1.02 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the OpCo Merger, OppFi issued 734,851 shares of Class A Common Stock to a holder of OpCo Units that were originally issued to such holder in connection with OppFi’s acquisition of a 35% interest in Bitty Holdings, LLC. The issuance of the Class A Common Stock to such holder was exempt from the registration requirements of the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. No underwriters were involved in such issuance of shares of Class A Common Stock.

Item 7.01 Regulation FD Disclosure.

On April 29, 2026, OppFi issued a press release announcing the Corporate Simplification and entry into the Merger Agreement and provided an investor presentation to accompany the press release. Copies of the press release and investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This information and the information contained in Exhibits 99.1 and 99.2 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Forward Looking Statements

The information presented herein includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, statements regarding OppFi’s proposed acquisition of BNCC, including the anticipated timing, structure, benefits and strategic rationale of such transactions, OppFi’s expectations with respect to the geographic expansion and product diversification that may come from the acquisition and OppFi’s expectations with respect to simplifying its corporate structure. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, risks related to the proposed acquisition of BNCC and the related corporate restructuring transactions, including the risk that the transactions may not be completed in a timely manner or at all; the failure to satisfy closing conditions or obtain required regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement, including the payment of any termination fee due thereunder; the impact of the transactions on OppFi’s governance structure; integration or execution challenges; adverse reactions from customers or stockholders; the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, OppFi Inc. will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “registration statement”), which will contain a proxy statement of BNCCORP, Inc. and a prospectus of OppFi (the “proxy statement/prospectus”), and OppFi may file with the SEC other relevant documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY OPPFI, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPPFI, BNCC AND THE PROPOSED TRANSACTION. A definitive copy of the proxy statement/prospectus will be mailed to stockholders of BNCC when that document is final. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus, as well as other filings containing information about OppFi, free of charge from OppFi or from the SEC’s website when they are filed by OppFi. The documents filed by OppFi with the SEC may be obtained free of charge at OppFi’s website, at https://investors.oppfi.com/financials/sec-filings/default.aspx, or by requesting them by mail at 130 E. Randolph Street, Suite 3400, Chicago, IL 60601 or by email at corporate.secretary@oppfi.com.

Participants in a Solicitation

This communication is not a solicitation of a proxy from any security holder of BNCC or OppFi. However, OppFi, BNCC and certain of their respective directors and executive officers may be deemed to be participants in a solicitation of proxies from the stockholders of BNCC in respect of the proposed transaction. Information about OppFi’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed by OppFi with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities of OppFi or a solicitation of any vote or approval with respect to the proposed transaction by OppFi or BNCC, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated April 28, 2026, by and among OppFi Inc., Birch Merger Sub, LLC and BNCCORP, Inc.
10.1*	Form of Voting and Restriction Agreement
10.2*
Corporate Simplification Agreement, dated April 28, 2026, by and among OppFi Inc., Opportunity Financial, LLC, OppFi Management Holdings, LLC, OppFi Shares, LLC, the TRA Party Representative (as defined therein), and certain existing members of Opportunity Financial, LLC (as named therein).

99.1	Press Release, dated April 29, 2026
99.2	Investor Presentation, dated April 29, 2026
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

* Certain schedules and similar attachments have been omitted in accordance with Regulation S-K Item 601(a)(5).
    The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2026	OppFi Inc.

	By:	/s/ Pamela D. Johnson
Pamela D. Johnson
Chief Financial Officer